Exhibit 99.1
January 30, 2009

By Hand Delivery to: John DeBlois	Confidential
Re:     John DeBlois — Separation Agreement and General Release.
Dear John DeBlois:
     This letter sets forth the terms of the Separation Agreement and General Release (“Agreement”) that you have worked out with Craftmade International, Inc. The words “you” and “I” in this agreement refer to you, John DeBlois. “Craftmade” means and is intended to include Craftmade International, Inc., its predecessors, successors, and assigns, and its affiliates Trade Source International, Inc. and Woodard — CM, LLC. The terms “we” and the “parties” include everyone, you and Craftmade. Your employment was with Trade Source International, Inc.
     In partial consideration for Craftmade’s entering into this Agreement, you have agreed to resign from all of your positions with Craftmade and its affiliates effective January 30, 2009 (“Termination Date”). You and Craftmade enter into this Agreement to reflect the Parties’ amicable resolution of all matters related to your employment and the termination thereof, the payment of compensation not otherwise due to you, and the waiver and release of any claims arising out of your at-will employment. Accordingly, you and Craftmade agree as follows:
A.	Separation Payment. In consideration of the mutual promises contained in this Agreement, including specifically the full release of claims as set forth in Paragraph E(i), Craftmade agrees to pay you seven months severance at your base rate of pay of $25,093.46 per month for a total amount of $ $175,654.22. All amounts stated in this Paragraph A are gross amounts, and all lawful and applicable withholdings, including any required income taxes, medicare and social security, will be withheld from these amounts by Craftmade, resulting in you getting a lesser, net amount. (“Separation Payment”).

B.	Manner of Payment. Craftmade will make the Separation Payment by check made payable to John DeBlois and will deliver such separation payment eight (8) days after you have signed and returned this Agreement, without revocation (under Paragraph W), to Ric DeCastro at Craftmade International, Inc., and provided you have returned all Craftmade property in your possession as required by Paragraph L and you are otherwise in compliance with this Agreement. If you are unable to receive the Separation Payment due to your death before the payment of the Separation Payment, Craftmade will deliver the Separation Payment to your spouse, Carol DeBlois, provided that you are in compliance with all the terms of this Agreement at the time of your death. If you and your spouse are both unable to receive the Separation Payment due to both you and your spouse’s deaths prior to the payment of the Separation Payment, Craftmade will pay the Separation Payment to your estate.

C.	Termination of Benefits. All benefits and entitlement to benefits that you enjoyed as an employee of Craftmade shall cease effective as of January 30, 2009. Information

January 30, 2009
regarding your rights to continue health insurance under COBRA and a HIPAA certificate of health care coverage will be mailed to you.
D.	Consideration. You acknowledge and agree that the Separation Payment and the other benefits that you are receiving under this Agreement are good and valuable consideration for the release and other covenants you are making in this Agreement and is in addition to any consideration to which you may already be entitled. You understand and agree that as of January 30, 2009, you will not be an employee of Craftmade for any purpose under this Agreement. You will receive all base salary earned and due to you up to and including the Termination Date. You will not receive any other future payments from Craftmade including, but not limited to, salary, bonuses, benefits, PTO, or other separation payments and benefits.

E.	Releases.

i. Release by you. In consideration of the Separation Payment you are receiving, the sufficiency of which you hereby acknowledge, you hereby forever release and waive all claims and causes of action of any sort against Craftmade and its officers, directors, partners, shareholders, employees, parents, predecessors, successors and affiliates (“Releasees”) which you have, have had, or may have in the future arising from your employment with Craftmade, the termination of your employment from Craftmade, or from any other act or omission occurring from the beginning of time up to the date of this Agreement including, but not limited to, claims for compensation, benefits, injuries, worker’s compensation, wrongful termination, discrimination, defamation, breach of contract, tort, or other claims of any sort, known or unknown, whether at law, in equity or under statutes (“Released Claims”). The Released Claims include, but are not limited to, claims under statutes such as the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Family and Medical Leave Act (“FMLA”), the Older Workers Benefit Protection Act (“OWBPA”), The Worker Adjustment and Retraining Notification Act (“WARN”), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Texas Commission on Human Rights Act, as amended, the Texas Payday Act or any other federal, state or local statute. You further agree not to bring any Released Claim or action against Craftmade; provided however, that you may file a lawsuit to challenge the validity of the release of the ADEA claims under this Agreement, including the knowing and voluntary nature of the ADEA release under the OWBPA and you may bring a claim based upon a breach of this Agreement.

ii. Release by Craftmade. In consideration of the agreements and release provided by you in this Agreement, Craftmade, on behalf of itself and all of its assigns and affiliates, and their present employees, officers, directors, successors and assigns (collectively “the Employer Parties”), hereby forever release and waive all claims and causes of action of any sort against you and your heirs, executors, successors and assigns (collectively “the Employee Parties”) which Craftmade has, had, or may have in the future arising from your employment with Craftmade, the termination of your employment from Craftmade, or from any other act or omission occurring from the beginning of time up to the date of this Agreement. However, this release does not include any act or omission taken by you while employed by Craftmade which was (i) illegal, (ii) fraudulent, or (iii) a breach of fiduciary duty or any related request for attorney’s fees and costs. This release also does not apply to any of your obligations under this Agreement.

January 30, 2009
F.	Non-Disparagement. You agree not to, directly or indirectly, disclose, communicate, or publish any disparaging, negative, harmful, or disapproving information, written communications, oral communications, electronic or magnetic communications, writings, oral or written statements, comments, opinions, facts, or remarks, of any kind or nature whatsoever (collectively, “Disparaging Information”), concerning or related to Craftmade and its affiliates. You understand and acknowledge that this non-disparagement clause prevents you from disclosing, communicating, or publishing, directly or indirectly, any Disparaging Information concerning or related to Craftmade or any of its affiliates including, without limitation, information regarding Craftmade’s or its affiliates’ businesses, customers or clients, proprietary or technical information, documents, operations, inventions, trade secrets, product ideas, technical information, know-how, processes, plans (including, without limitation, marketing plans and strategies), specifications, designs, methods of operation, techniques, technology, formulas, software, improvements, internal or external audits, internal controls, or any financial, marketing, or accounting information of any nature whatsoever. Further, you acknowledge that in executing this Agreement, you have knowingly, voluntarily, and intelligently waived any free speech, free association, free press or First Amendment to the United States Constitution (including, without limitation, any counterpart or similar provision or right under the Texas Constitution or any other state constitution which may be deemed to apply) rights to disclose, communicate, or publish Disparaging Information concerning or related to Craftmade or its affiliates. You also understand and agree that you have had a reasonable period of time to consider this non-disparagement clause, to review the non-disparagement clause with your attorney, and to consent to this clause and its terms knowingly and voluntarily. You further acknowledge that this non-disparagement clause is a material term of this Agreement. If you breach this paragraph F, Craftmade will not be limited to a damages remedy, but may seek all other equitable and legal relief including, without limitation, a temporary restraining order, temporary injunctive relief, or a permanent injunction, together with its attorneys’ fees and costs, against you and any other persons, individuals, corporations, businesses, groups, partnerships or other entities acting by, through, under, or in concert with you. Nothing in this Agreement shall, however, be deemed to prevent you from testifying fully and truthfully in response to a subpoena from any court or from responding fully and honestly to investigative inquiries from any governmental agency. Craftmade agrees that its Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer will refrain from disparaging you; provided, however, that nothing in this Agreement shall be deemed to prevent any person from testifying fully and truthfully in response to a subpoena from any court or from responding to investigative inquiries from any governmental agency.

G.	Indemnification. You agree and represent to Craftmade that you have full express authority to settle all claims and demands related to your employment as set forth in this Agreement, and that you have not given or made any assignment to anyone else, including your family or legal counsel, of the claims against any person or entity associated with Craftmade. To the extent that any claim related to this Agreement may be brought by persons or entities claiming by, through, or under you, your spouse, your heirs, or assigns, then you further agree to INDEMNIFY, DEFEND, and HOLD HARMLESS Craftmade, its agents, and successors from any judgment or settlement arising from such claims. Similarly, Craftmade agrees and represents to you that Craftmade has full express authority to settle all claims and demands related to your employment as set forth in this Agreement, and that Craftmade has not given or made any assignment to anyone else of the claims against you. To the extent that any claim released by this Agreement

January 30, 2009
may be brought by persons or entities claiming by, through, or under Craftmade or its assigns, then Craftmade further agrees to INDEMNIFY, DEFEND, and HOLD HARMLESS you, your heirs, executors, successors and assigns from any judgment or settlement arising from such claims.
H.	Rent. Craftmade agrees to pay $950.00 per month in rent for the months of February and March of 2009 to the landlord of the office that you used while employed by Craftmade immediately prior to the Termination Date (“Office”). However, if you stop occupying or vacate the Office at any point prior to March 31, 2009, Craftmade’s obligation to pay this rent ceases. If you stop occupying or vacate the Office at any point prior to March 31, 2009, you agree to provide Craftmade with written notice, to the attention of Ric DeCastro, within one day of your vacating or non-occupation of the Office.

I.	Post-Termination Statements. You and Craftmade agree that any statements in any documents filed with the Securities and Exchange Commission will state that you resigned your employment with Craftmade. Additionally, any requests for references received by Craftmade from your potential employers will be directed to Ric DeCastro, who will only provide the requestor with your dates of employment and job titles.

J.	Consulting Period. You agree that from February 6, 2009 until March 9, 2009, you will be reasonably available to Craftmade or its representatives to provide general advice or assistance as requested by Craftmade. This includes, but is not limited, to answering questions regarding your former job duties or other matters about which you have knowledge because of your former employment with Craftmade, testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to Craftmade in connection with any investigation, claim or suit, and cooperating with Craftmade regarding any litigation, claims or other disputed items involving Craftmade that relate to matters within the knowledge or responsibility of you during your employment with Craftmade. Specifically, you agree (i) to meet with Craftmade’s representatives, its counsel or other designees at reasonable times and places with respect to any items within the scope of this provision, with the assistance of legal counsel of your choice; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body, with the assistance of legal counsel of your choice; (iii) to provide Craftmade with immediate notice of contact or subpoena by any non-governmental adverse party (known to you to be adverse to Craftmade or its interests), and (iv) to not voluntarily assist any such non-governmental adverse party or such non-governmental adverse party’s representatives. You also agree to fully and properly respond to any request promptly upon receipt of those requests. You further agree that, other that the legal fees, costs and expenses referenced below, a portion of the Separation Payment, provided in Paragraph A, shall be the total payment for any such assistance provided by you under this Paragraph J, if any assistance is requested and provided. After March 9, 2009, you also agree to be reasonably available to Craftmade or its representatives to provide general advice or assistance, including, but not limited to, the activities stated in the second sentence of this Paragraph J, as requested by Craftmade; however, it is agreed that after March 9, 2009, Craftmade will pay you a reasonable rate for your time spent performing these activities and will re-imburse you for reasonable legal fees, costs and expenses incurred by you in connection with your obligations under this paragraph regardless of when those fees, costs and expenses are incurred.

January 30, 2009
K.	Warranties. By signing this Agreement, you warrant and represent to Craftmade that you are legally competent to sign and execute this Agreement and that you are signing this Agreement of your own free will and accord and without reliance on any representation of any kind or character not expressly set forth in this Agreement.

L.	Return of Craftmade Property. You agree to return to Craftmade all Craftmade property and documents and all Confidential Information (defined in Paragraph M) that you possess or have under your control, including but not limited to, all originals and copies of Craftmade documents, files, memoranda, notes, computer-readable information (maintained on disk or in any other form) and video or tape recordings of any kind other than personal materials relating solely to you. You promise that you have not and will not retain, distribute, or cause to be distributed, any original or duplicates of any Craftmade property specified in this Paragraph. You further agree not to use any other property or asset of Craftmade at any time after signing this Agreement. No later than February 9, 2009, You agree to place all such Craftmade property in the custody of the United States Postal Service or Federal Express in packages properly addressed to Craftmade to the attention of Ric DeCastro.. Craftmade agrees to pay all reasonable shipping expenses resulting from the return of this property to Craftmade.

M.	Nondisclosure of Craftmade Confidential Information. You acknowledge that, during the course of your employment with Craftmade, you were given access to trade secrets and other confidential and proprietary business information, including, without limitation, software programs, marketing material/strategies, technical papers, research information, processes, methods, designs, inventions, discoveries, improvements, financial information, customer lists, customer contacts and customer terms and conditions of sale, the details of which are generally unknown to the public or to competitors of Craftmade, and which are valuable, proprietary, confidential and related to Craftmade’s business (“Confidential Information”). Confidential Information also includes all information of which unauthorized disclosure could be detrimental to the interests of Craftmade whether or not such information is specifically identified in this Agreement. You agree to hold and maintain all such Confidential Information in confidence, and not to use it in any manner whatsoever or disclose any such information to any third party except with the prior written consent of the Chief Executive Officer or President of Craftmade or as may be required by law (provided you furnish written notice to Craftmade prior to disclosing the information). These restrictions apply whether the information is written, electronic, or was otherwise made known to you through or by Craftmade.. Proprietary and confidential information does not include information which was known to you before your employment with Craftmade or information which is already public, unless such information was made public by you without authorization by Craftmade.

N.	Requirement of Confidentiality. You agree that the following shall be kept strictly confidential and not disclosed to any third parties except as required by law: (a) the terms of this Agreement; (b) the information obtained in connection with this Agreement; (c) the disclosures made in negotiations between the parties to this Agreement; and (d) the contents of the entire discussions leading up to the execution of this Agreement. You may, however, disclose such information to your spouse, attorney(s) and tax advisor(s) for purposes of preparing your Federal Income Tax Return.

O.	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

January 30, 2009
P.	VENUE. THE PARTIES AGREE THAT THE VENUE OF ANY ACTION ARISING UNDER THIS AGREEMENT SHALL BE IN DALLAS COUNTY, TEXAS, IT BEING UNDERSTOOD BY THE PARTIES THAT THIS SEPARATION AGREEMENT IS PERFORMABLE IN SAID COUNTY.

Q.	No Waiver. The failure of any party to this Agreement to enforce at any time any one or more of the terms or conditions of this Agreement shall not be a waiver of such terms or conditions or such party’s right thereafter to enforce each and every condition of the Agreement.

R.	Severability. Should any court of competent jurisdiction declare any provision of this Agreement to be wholly or partially illegal, invalid, or unenforceable, the offending provision shall be stricken and all remaining provisions shall remain in full force and effect and shall be unaffected by such declaration.

S.	Interpretation. The language of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. This Agreement shall not in any way be construed as an admission by Craftmade of any improper actions or liability whatsoever, and Craftmade specifically disclaims any liability to or improper actions against you on the part of itself, its employees or its agents.

T.	Amendments in Writing. This Agreement may only be amended by a written instrument, which has been executed by all of the parties. No waiver of any breach of this Agreement shall be construed as a waiver of any future breach, or as an implied amendment or agreement to amend any provision of this Agreement, unless in a written instrument, which has been executed by all of the parties.

U.	Entire Agreement. This agreement constitutes the entire agreement between the parties hereto and contains all of the covenants, agreements and understandings between the parties, except for that certain Consulting Agreement (the “Consulting Agreement”), dated February 6, 2009, between you and Craftmade, which shall be applicable to the parties hereto pursuant to its terms. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties, except for the Consulting Agreement. In entering and executing this agreement, neither party has relied upon any representations or statements made by the other party to this Agreement, or by the agents, representatives, or attorneys of the other party, with regard to the subject matter, basis, or effect of this Agreement. THERE ARE NO UNWRITTEN, ORAL OR VERBAL UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS OF ANY SORT WHATSOEVER, IT BEING AGREED THAT THE RIGHTS OF THE PARTIES SHALL BE GOVERNED EXCLUSIVELY BY THIS AGREEMENT AND THE CONSULTING AGREEMENT.

V.	Further Assurances. You agree that you shall, from time to time, execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, to Craftmade instruments, agreements, waivers, releases, and other documents as Craftmade shall reasonably request in order to further the general release and settlement described in the Agreement.

W.	Knowing and Voluntary Execution. If this Agreement, including the release in Paragraph E(i), is acceptable to you, please sign this Agreement and return it to Ric DeCastro,

January 30, 2009
Craftmade International, Inc., on or before March 16, 2009 at 5:00 p.m., which is forty-five (45) calendar days from your receipt of this Agreement. By signing this Agreement, you:
(a)	acknowledge and agree that you have carefully read this Agreement and understand it. You fully understand it to be a compromise and settlement and understand that it contains a general release of all claims of every kind and character, anticipated or unanticipated, liquidated or unliquidated, known or unknown, that you or any person, firm, organization, or corporation in privity with you, may have, or claim against Releasees up to the date of this Agreement; provided, however, that you understand that rights or claims under the Age Discrimination in Employment Act, that may arise after the date this Release is executed, are not waived;

(b)	knowingly and voluntarily agree to all of the terms set forth in this Agreement and agree to be bound by this Agreement;

(c)	acknowledge and agree that you were advised in writing to consult with an attorney and tax advisor of your choice prior to executing this Agreement, that you have had the opportunity and sufficient time to seek such advice, and that you have done so or elected not to do so of your own free will;

(d)	acknowledge and agree that the Separation Payment provided in this Agreement is in addition to any consideration to which you may already be entitled;

(e)	ACKNOWLEDGE AND UNDERSTAND THAT YOU MAY TAKE UP TO FORTY-FIVE (45) DAYS FROM TODAY TO CONSIDER, SIGN, AND RETURN THIS AGREEMENT; AND

(f)	ACKNOWLEDGE AND UNDERSTAND THAT YOU MAY REVOKE THIS AGREEMENT IN WRITING WITH RESPECT TO ANY AGE DISCRIMINATION CLAIMS AFTER SIGNING THIS AGREEMENT, BUT ONLY BY DELIVERING A SIGNED REVOCATION NOTICE TO RIC DECASTRO WITHIN SEVEN (7) DAYS, NO LATER THAN 5:00 P.M. ON THE SEVENTH DAY, OF YOUR SIGNING THIS AGREEMENT.
X.	Craftmade agrees to pay reasonable legal fees, if any, incurred by Craftmade’s counsel in connection with the issuance of a legal opinion pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, regarding the removal of restrictive legends from certificates of Craftmade common stock issued to you.
Sincerely,
Marcus Scrudder
Chief Executive Officer

January 30, 2009
ACCEPTED AND AGREED TO:
I have read and understand the foregoing Agreement including the general release, have been afforded forty-five (45) days to decide whether I should sign this Agreement, have been advised to and have had the opportunity to discuss it with an attorney and tax advisor of my own choice. I agree to its terms, acknowledge receipt of a copy of same, and the sufficiency of the Separation Payment recited therein, and sign this Agreement, including a general release, voluntarily. I understand that I will have a period of seven (7) days during which I may revoke this Agreement and that this Agreement will not become effective or enforceable until such seven-day period has expired without revocation.

By:	Craftmade International, Inc.

/s/ John DeBlois	By:	/s/ Marcus Scrudder

John DeBlois		Marcus Scrudder
Chief Executive Officer

Date: February 5, 2009		Dated: February 5, 2009

/s/ Jacqueline Bates

Witness Signature

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